Exhibit 99.2
90-92 Main Street, P.O. Box 58
Wellsboro, PA 16901
Phone: (570) 724-3411       Fax: (570) 723-8097
E-Mail: cnemail@cnbankpa.com            Web Page: http://www.cnbankpa.com
Stock Symbol: CZNC

Chartered 1864
FEDERAL DEPOSIT INSURANCE CORP
March 31, 2008	QUARTERLY REPORT
Dear Shareholder:
     We are pleased to report the results for the first quarter of 2008. Net income per share is up 20.69% over the same period last year and comparable to the results for the fourth quarter of 2007. The revenue enhancements and cost reduction strategies combined with the additional earning capacity derived from the Citizens Trust Company merger are paying off.
     With some improvement in the yield curve and the added earning assets from the merger, net interest income increased by $1.8 million, or 21.8%. Two notable noninterest income increases occurred in the Trust and Financial Management Group (TFMG) income, up 28.6%, and service charges and fees on deposit accounts, up 96.3%. We, also, recognized a gain of $533,000 from redemption of Visa stock. The deterioration of two commercial loans required a $904 thousand provision for loan losses. Nevertheless, our nonperforming assets to total assets decreased to 0.59%.
     Other expenses increased only 2.63%. Most of the increase is due to higher occupancy expense and an increase in the Pennsylvania Shares Tax due to the merger. Salary and wages and employee benefit expenses increased only 1.3% due mainly to a nearly 10% reduction in our work force.
     The TFMG’s assets under management increased 20.45% resulting from the addition of Citizens Trust Company assets under management, market value appreciation and new business. The TFMG has developed and is implementing marketing strategies to attract new retirement planning, estate planning and trust business. We would love to talk to you about your needs in any or all of these areas.
     Our IT and MIS personnel are helping reduce our operating costs through rapid implementation of remote branch and customer capture, conversions of branch communications from expensive frame relay to Internet VPN, continued support and enhancement of our core operating systems and the development of a new deposit product that we will introduce by the end of June.
     We expect to report additional positive results throughout 2008. Thank you for your continued support.
Craig G. Litchfield
Chairman, President & CEO

CITIZENS & NORTHERN CORPORATION
BOARD OF DIRECTORS
Craig G. Litchfield            Chairman of the Board

Dennis F. Beardslee	Edward L. Learn
R. Robert DeCamp	Raymond R. Mattie
Jan E. Fisher	Edward H. Owlett, III
R. Bruce Haner	Leonard Simpson
Susan E. Hartley	James E. Towner
Karl W. Kroeck	Ann M. Tyler
Leo F. Lambert	Charles H. Updegraff Jr.
CITIZENS & NORTHERN BANK
OFFICES

428 S. Main Street, ATHENS, PA 18810	570-888-2291
111 Main Street, DUSHORE, PA 18614	570-928-8124
Main Street, EAST SMITHFIELD, PA 18817	570-596-3131
104 Main Street, ELKLAND, PA 16920	814-258-5111
230-232 Railroad Street, JERSEY SHORE, PA 17740	570-398-4555
102 E. Main Street, KNOXVILLE, PA 16928	814-326-4151
Main Street, LAPORTE, PA 18626	570-946-4011
Main Street, LIBERTY, PA 16930	570-324-2331
1085 S. Main Street, MANSFIELD, PA 16933	570-662-1111
RR 2 Box 3036, MONROETON, PA 18832	570-265-2157
3461 Rte.405 Highway, MUNCY, PA 17756	570-546-6666
Thompson Street, RALSTON, PA 17763	570-995-5421
1827 Elmira Street, SAYRE, PA 18840	570-888-2220
2 E. Mountain Ave., SO. WILLIAMSPORT, PA 17702	570-601-3016
41 Main Street, TIOGA, PA 16946	570-835-5236
428 Main Street, TOWANDA, PA18848	570-265-6171
Court House Square, TROY, PA 16947	570-297-2159
90-92 Main Street, WELLSBORO, PA 16901	570-724-3411
130 Court Street, WILLIAMSPORT, PA 17701	570-320-0100
1510 Dewey Ave., WILLIAMSPORT, PA 17702	570-323-9305
Route 6, WYSOX, PA 18854	570-265-9148
TRUST & FINANCIAL MANAGEMENT GROUP
90-92 Main Street, Wellsboro, PA 16901	800-487-8784
428 Main Street, Towanda, PA 18848	888-987-8784
503 N. Elmira Street, Sayre, PA 18840	888-760-8192
130 Court Street, Williamsport, PA 17701	570-601-6000

ACCOUNT SERVICES - 90-92 Main St., Wellsboro, PA 16901	800-726-2265
BANKCARD SERVICES - 10 Nichols St., Wellsboro PA 16901	800-676-6639
CASH MANAGEMENT / INTERNET BANKING – 10 Nichols St., Wellsboro, PA 16901	570-724-0266
www.cnbankpa.com
FUNDS MANAGEMENT – 10 Nichols St., Wellsboro, PA 16901	800-577-9397
www.fmt@cnbankpa.com
C&N FINANCIAL SERVICES CORPORATION – 90-92 Main Street, Wellsboro, PA	866-ASK-CNFS
www.cnfinancialservices.com
CITIZENS TRUST COMPANY
a Division of Citizens & Northern Bank
OFFICES

10 N Main Street, COUDERSPORT, PA 16915	814-274-9150
135 East Fourth Street, EMPORIUM, PA 15834	814-486-1112
100 Maple Street, PORT ALLEGANY, PA 16743	814-642-2571
www.citizenstrustcompany.com
FIRST STATE BANK
OFFICES

3 Main Street, CANISTEO, NY 14823	607-698-4295
6250 County Route 64, HORNELL, NY 14843	607-324-4081
www.fsbcanisteo.com

CONSOLIDATED STATEMENT OF INCOME
(In Thousands, Except Per Share Data) (Unaudited)

	1ST	4TH	1ST
	QUARTER	QUARTER	QUARTER
	2008	2007	2007
	(Current)	(Prior Qtr)	(Prior Yr)
Interest and Dividend Income	$18,700	$18,228	$16,243
Interest Expense	8,656	8,679	8,000

Interest Margin	10,044	9,549	8,243
Provision for Loan Losses	904	300	229

Interest Margin After Provision for Loan Losses	9,140	9,249	8,014
Other Income	3,487	2,831	2,088
Net (Losses) Gains on Available-for-sale Securities	(110)	206	1,161
Other Expenses	8,464	8,156	8,247

Income Before Income Tax Provision	4,053	4,130	3,016
Income Tax Provision	937	948	558

NET INCOME	$3,116	$3,182	$2,458

PER SHARE DATA (*):
Net Income — Basic	$0.35	$0.35	$0.29
Net Income — Diluted	$0.35	$0.35	$0.29
Dividend Per Share	$0.24	$0.24	$0.24
Number Shares Used in Computation — Basic	8,974,407	8,979,035	8,376,139
Number Shares Used in Computation — Diluted	8,991,327	8,986,248	8,394,165
CONSOLIDATED BALANCE SHEET
(In Thousands, Except Per Share Data) (Unaudited)

	MARCH 31,	DEC. 31,	MARCH 31,
	2008	2007	2007
ASSETS
Cash & Due from Banks	$37,479	$31,661	$23,548
Trading Securities	5,350	2,980	1,528
Available-for-sale Securities	423,235	432,755	342,780
Loans, Net	720,928	727,082	687,661
Intangible Assets	13,272	13,410	3,124
Other Assets	80,033	75,858	62,318

TOTAL ASSETS	$1,280,297	$1,283,746	$1,120,959

LIABILITIES
Deposits	$842,884	$838,503	$770,158
Repo Sweep Accounts	36,894	35,678	27,367

Total Deposits and Repo Sweeps	879,778	874,181	797,525
Borrowed Funds	260,074	264,454	182,902
Other Liabilities	8,731	7,330	10,767

TOTAL LIABILITIES	1,148,583	1,145,965	991,194

SHAREHOLDERS’ EQUITY
Shareholders’ Equity, Excluding Accumulated Other Comprehensive/Loss	145,125	144,838	129,500
Accumulated Other Comprehensive Income/ Loss:
Net Unrealized Gains/Losses on Available- for-sale Securities	(13,012)	(6,654)	1,440
Defined Benefit Plans	(399)	(403)	(1,175)

TOTAL SHAREHOLDERS’ EQUITY	131,714	137,781	129,765

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,280,297	$1,283,746	$1,120,959

CONSOLIDATED FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data) (Unaudited)

	3 MONTHS ENDED		%
	MARCH		INCREASE
	2008	2007	(DECREASE)
EARNINGS PERFORMANCE
Net Income	$3,116	$2,458	26.77%
Return on Average Assets	0.98%	0.88%	11.36%
Return on Average Equity	9.13%	7.50%	21.73%

BALANCE SHEET HIGHLIGHTS
Total Assets	$1,280,297	$1,120,959	14.21%
Available-for-Sale Securities	423,235	342,780	23.47%
Loans (Net)	720,928	687,661	4.84%
Allowance for Loan Losses	8,948	8,338	7.32%
Deposits and Repo Sweep Accounts	879,778	797,525	10.31%

Trust Assets Under Management	634,489	526,747	20.45%

SHAREHOLDERS’ VALUE (PER SHARE) (*)
Net Income — Basic	$0.35	$0.29	20.69%
Net Income — Diluted	$0.35	$0.29	20.69%
Dividends	$0.24	$0.24	0.00%
Book Value	$14.70	$15.51	-5.22%
Tangible Book Value	$13.22	$15.14	-12.68%
Market Value (Last Trade)	$19.83	$20.60	-3.74%
Market Value / Book Value	134.90%	132.82%	1.57%
Market Value / Tangible Book Value	150.00%	136.06%	10.24%
Price Earnings Multiple	14.16	17.76	-20.27%
Dividend Yield	4.84%	4.66%	3.86%

SAFETY AND SOUNDNESS
Tangible Equity / Tangible Assets	9.35%	11.33%	-17.48%
Nonperforming Assets / Total Assets	0.59%	0.72%	-18.06%
Allowance for Loan Losses / Total Loans	1.23%	1.20%	2.50%
Risk Based Capital Ratio	16.63%	17.44%	-4.64%

AVERAGE BALANCES
Average Assets	$1,277,224	$1,116,027	14.44%
Average Equity	136,566	131,108	4.16%

(*)	For purposes of per share calculations, the market value and number of outstanding shares have been retroactively adjusted for the effects of 1% stock dividends issued in January of 2008 and 2007.